Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 23, 2025 by and between Presurance Holdings, Inc., a Michigan corporation (the “Company”), and Clarkston Companies, Inc., a Michigan corporation (“Purchaser”).

Recitals

Whereas, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act; and

Whereas, the Company desires to issue to Purchaser, upon the terms and conditions stated in this Agreement: one thousand six hundred (1,600) shares of Series C Preferred Stock of the Company, no par value per share (“Series C Preferred Stock” or “Securities”), for an aggregate purchase price of eight million dollars ($8,000,000).

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS
1.1
Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate of Purchaser.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation of Series C Preferred Stock to be filed prior to the Closing by the Company with the Department of Licensing and Regulatory Affairs of the State of Michigan in the form of Exhibit A attached hereto.

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“Closing” means the closing of the purchase and sale of the Series C Preferred Stock on the Closing Date pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” means the common stock, no par value per share, of the Company, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time shares of the Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, shares of the Common Stock or other securities that entitle the holder to receive, directly or indirectly, shares of the Common Stock.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the officers of the Company having responsibility for the matter or matters that are the subject of the statement, after reasonable inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” means any event pursuant to which (a) the Company effects (i) any merger of the Company with (but not into) another Person, in which shareholders of the Company immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, or (ii) any merger or consolidation of the Company into another Person, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer approved or authorized by the Company’s Board of Directors is completed pursuant to which holders of at least a majority of the outstanding Common Stock tender or exchange their shares for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for

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other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 6.11 below or as a result of a transaction, the primary purpose of which is to change the jurisdiction of incorporation of the Company).

“GAAP” means U.S. generally accepted accounting principles.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on the results of operations, shareholders’ equity, assets, business or financial condition of the Company and its Subsidiaries taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (a) effects caused by changes or circumstances affecting general market conditions in the U.S. or applicable foreign economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, or (b) effects caused by earthquakes, floods, hurricanes, wildfires or other large-scale natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof.

“Material Contract” means any contract of the Company or a subsidiary of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Michigan Courts” means the state and federal courts with jurisdiction over Oakland County, Michigan.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened, before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(e) hereof.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h) hereof.

“Securities” has the meaning set forth in the Recitals.

“Series C Preferred Stock” has the meaning set forth in the Recitals.

“Series C Purchase Price” means $5,000 per share of Series C Preferred Stock.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Takeover Laws” shall have the meaning set forth in Section 3.2.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Markets), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Markets), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCMarkets, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the OTC Markets Pink Open Market (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Markets on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Certificate of Designation and any other documents or agreements explicitly contemplated hereunder.

ARTICLE II

PURCHASE AND SALE
2.1
Closing.
(a)
Sale of the Series C Preferred Stock. At the Closing, subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, one thousand six hundred (1,600) shares of Series C Preferred Stock for a purchase price equal to eight million dollars ($8,000,000).

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(b)
Closing. The Closing of the purchase and sale of the Series C Preferred Stock shall take place at the offices of Honigman LLP, 2290 First National Building, 660 Woodward Avenue, Detroit, Michigan 48226-3506 on the Closing Date or at such other location(s) or remotely by facsimile transmission or other electronic means as the parties may mutually agree.
(c)
Deliverables. On the Closing Date, the Company and Purchaser shall deliver the other items set forth in Section 2.2 to be delivered at the Closing.
2.2
Closing Deliveries.
(a)
Company Deliverables. On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following (the “Company Deliverables”):
(i)
the Series C Preferred Stock either in a certificate or in book entry form;
(ii)
a certificate of the CEO of the Company, in the form attached hereto as Exhibit B, dated as of the Closing Date, (A) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, (B) certifying the current versions of the articles of incorporation, as amended, and bylaws, as amended, of the Company and (C) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and
(iii)
evidence from the Department of Licensing and Regulatory Affairs of the State of Michigan that the Certificate of Designation has been filed therewith as of the Closing Date and has become effective as of the Closing Date.
(b)
Purchaser Deliverables. On or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following, with respect to Purchaser (the “Purchaser Deliverables”):
(i)
the Series C Purchase Price payable for the Securities, in United States dollars and in immediately available funds by wire transfer to a bank account designated by the Company; and
(ii)
a fully completed and duly executed Accredited Investor Questionnaire in the form attached hereto as Exhibit C.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
3.1
Representations and Warranties of the Company. Except as disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof and the

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Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to Purchaser:
(a)
Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in the SEC Reports. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b)
Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate (or other applicable) power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted and, in the case of the Company, to enter into and to consummate the transactions contemplated by the Transaction Documents. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its certificate of incorporation or bylaws or other organizational documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform on a timely basis its material obligations under any Transaction Document; and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(c)
Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby (including, but not limited to, the sale and delivery of the Securities) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d)
No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate of incorporation or bylaws, each as amended, or other similar organizational documents of any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform on a timely basis its material obligations under any Transaction Document.
(e)
Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, holder of outstanding securities of the Company or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D under the Securities Act, (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Securities in the time and manner required thereby, (iv) the filings required in accordance with Section 4.5 of this Agreement, (v) the filing of the Certificate of Designation with the Department of Licensing and Regulatory Affairs of the State of Michigan and (vi) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).
(f)
Issuance of the Securities. The Series C Preferred Stock has been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and will be free and clear of all Liens, other than restrictions on transfer set forth in Section 4.1 hereof or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of shareholders. Assuming the accuracy of the representations and warranties of Purchaser in this Agreement, the Series C Preferred Stock will be issued in compliance with all applicable federal and state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

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(g)
Capitalization. The capitalization of the Company is as described in its SEC Report on Form 10-Q for the quarter ended September 30, 2025, except for issuances pursuant to this Agreement, stock option exercises, restricted stock unit delivery, issuances pursuant to equity incentive plans described in the SEC Reports or exercises of warrants, or issuances of warrants. The Company has not issued any capital stock since the date of its most recently filed SEC Report. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set described in the SEC Reports or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of the Common Stock or other securities, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Common Stock or any Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of the Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities which violation would have or would reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document. Except as set forth in the SEC Reports, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.
(h)
SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein and the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect and would not have or reasonably be expected to result in any limitation or prohibition. As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts to

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which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed (or incorporated by reference) as an exhibit to the SEC Reports.
(i)
Financial Statements. The consolidated financial statements (including the notes and schedules thereto) of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment). Such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes or schedules thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects, for the Company and its consolidated Subsidiaries taken as a whole, their financial position as of the dates thereof and their results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, immaterial year-end audit adjustments.
(j)
Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser under the Transaction Documents. Subject to obtaining the Required Approvals, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Trading Market.
(k)
No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.
3.2
Anti-Takeover Provisions. The Company has taken all actions necessary to render inapplicable to this Agreement and the transactions contemplated hereby, and inapplicable to Purchaser or any Affiliate thereof, any and all “fair price,” “moratorium,” “control share acquisition,” “business combination” and other similar restrictions set forth in statutes or regulations of any state or jurisdiction (collectively, “Takeover Laws”), and no Takeover Law applies or will apply to the Company or any Subsidiary, this Agreement or the transactions contemplated hereby.
3.3
Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
(a)
Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of by Purchaser of the Transaction Documents to which it is a party and performance by Purchaser of the transactions contemplated by the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of Purchaser. Each Transaction Document to

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which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(b)
No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would result in a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, assuming the correctness of the Company’s representations and warranties contained herein, federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.
(c)
Investment Intent. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities to or through any Person; Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.
(d)
Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.
(e)
General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
(f)
Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial

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matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(g)
Access to Information. Purchaser acknowledges that it has had the opportunity to review the SEC Filings and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.
(h)
Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.
(i)
Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to enter into the Transaction Documents, and Purchaser confirms that it has not relied on the advice of any other non-affiliated Purchaser’s investment manager and/or legal counsel in making such decision. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisers as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
(j)
Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

The Company and Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES
4.1
Transfer Restrictions.
(a)
Compliance with Securities Laws. Notwithstanding any other provision of this Article IV, Purchaser covenants that the Securities acquired by Purchaser pursuant to the Transaction Documents may be disposed of only pursuant to an effective registration statement

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under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (once Rule 144 becomes available for the resale of securities of the Company and provided that Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee in a transaction not referenced in clauses (i)-(iv) above shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement with respect to such transferred Securities.
(b)
Legends. Book-entry statements or stock certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (III) UNLESS SOLD TO THE COMPANY.

The Company acknowledges and agrees that Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure of such legended Securities. Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between Purchaser and its pledgee or secured party. At Purchaser’s expense, the

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Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act and the regulations promulgated to appropriately amend the list of selling shareholders thereunder. Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)
Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate or book entry statement representing the applicable Securities, without any legend, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.
(d)
Acknowledgement. Purchaser acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act and applicable law.
4.2
Securities Laws Disclosure; Publicity. On or before 9:00 a.m., Eastern time, on the Business Day immediately following the date hereof, the Company shall issue a press release reasonably acceptable to Purchaser disclosing all material terms of the transactions contemplated hereby. On or before 5:30 p.m., Eastern time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents). Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, any Affiliate of Purchaser, or any investment adviser of Purchaser, or include the name of Purchaser, any Affiliate of Purchaser or any investment adviser of Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except (i) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the staff of the Commission or Trading Market regulations, in which case the Company shall provide Purchaser with prior written notice of such disclosure permitted under this clause (ii).
4.3
Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement .

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4.4
Use of Proceeds. The Company shall use the net proceeds from the sale of the Series C Preferred Stock hereunder for working capital and general corporate purposes.
4.5
Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of Purchaser.
4.6
Indemnification of Purchaser.
(a)
Indemnification. Subject to the provisions of this Section 4.6, the Company will indemnify and hold harmless Purchaser and its Affiliates, directors, officers, shareholders, members, partners, managers, employees, representatives, investment advisers and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, members, partners, managers, employees, representatives, investment advisers and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of each such controlling Person (each, a “Purchaser Party”), to the fullest extent permitted by applicable law, from and against, and shall pay and reimburse them for, any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including, without limitation, all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation) (collectively, “Losses”), as incurred, that any Purchaser Party may suffer or incur as a result of, based upon, arising out of or otherwise relating to (i) any inaccuracy in, or breach of any of the representations or warranties of, or breach or nonfulfillment of any of the covenants or agreements made by, the Company in any Transaction Document or (ii) any Proceeding instituted against Purchaser in any capacity, or any Purchaser Party, by any Person who is not an Affiliate of Purchaser or other Purchaser Party seeking indemnification, with respect to any of the transactions contemplated by the Transaction Documents (unless, and only to the extent that, such Proceeding is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any other agreement with the Company entered into in connection with the transactions contemplated hereby, or any violations by the Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence or willful misconduct).
(b)
Procedures. Promptly after receipt by any Purchaser Party (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Proceeding in respect of which indemnity may be sought pursuant to this Section 4.6, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such Proceeding; provided, however, that the failure of any Indemnified

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Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced in the defense of such Proceeding by such failure to notify. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person; provided, that such fees and expenses shall be paid by the Company if (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for (i) any settlement by an Indemnified Person of any Proceeding effected without the Company’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) or (ii) fees or costs incurred pursuant to this Section 4.6 to the extent such fees or costs are attributable to the Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or the other Transaction Documents. Without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.
(c)
Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable to an Indemnified Person pursuant to this Section 4.6, the Company shall satisfy its indemnification obligations to such Indemnified Person within 15 days of such agreement or final adjudication by wire transfer of immediately available funds to such Indemnified Person in accordance with wire transfer instructions to be provided by such Indemnified Person.
4.7
Right to Future Stock Issuances.
(a)
Subject to the terms and conditions of this Section 4.7 and applicable securities laws, if the Company proposes to offer or sell any shares of Common Stock or new shares of preferred stock (“New Securities”), the Company shall first offer that portion of such New Securities prescribed by Section 4.8(c) to Purchaser.
(b)
The Company shall give notice (the “Offer Notice”) to Purchaser, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(c)
By notification to the Company within five (5) Business Days after the Offer Notice is given, Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by Purchaser comprised of all of the outstanding shares of Common Stock.

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(d)
The right of first offer in this Section 4.7 shall not be applied to any securities: (i) issued upon exercise of outstanding stock options; (ii) issued upon the conversion of any outstanding securities; (iii) issued pursuant to any equity incentive plan of the Company.
(e)
The covenants set forth in this Section 4.7 shall terminate and be of no further force or effect upon the date that Purchaser no longer holds any Series C Preferred Stock.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING
5.1
Conditions Precedent to the Obligations of Purchaser to Purchase the Series C Preferred Stock. The obligation of Purchaser to acquire the Series C Preferred Stock at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser:
(a)
Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.
(b)
Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.
(c)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)
Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations, waivers and the Required Approvals that are necessary for consummation of the purchase and sale of the Series C Preferred Stock at the Closing, all of which shall be and remain so long as necessary in full force and effect.
(e)
Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).
(f)
Compliance Certificate. The Company shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (e).
5.2
Conditions Precedent to the Obligations of the Company to sell the Series C Preferred Stock. The Company’s obligation to sell and issue to Purchaser the Series C Preferred Stock at the Closing is subject to the fulfillment to the satisfaction of the Company on

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or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
(a)
Representations and Warranties. The representations and warranties made by Purchaser in Section 3.3 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for such representations and warranties that speak as of a specific date.
(b)
Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.
(c)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)
Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations, waivers and the Required Approvals that are necessary for consummation of the purchase and sale of the Series C Preferred Stock at the Closing, all of which shall be and remain so long as necessary in full force and effect..
(e)
Purchaser Deliverables. Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).
ARTICLE VI

MISCELLANEOUS
6.1
Fees and Expenses. The Company and Purchaser shall pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay any transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to Purchaser. Purchaser shall be responsible for all other tax liability that may arise as a result of holding or transferring the Securities purchased by it.
6.2
Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and any confidentiality or nondisclosure agreement entered into between Purchaser and the Company prior to the date of this Agreement with respect to the transactions contemplated thereby, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and Purchaser will execute and deliver to the other such further documents as may

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be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
6.3
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and delivered personally, by email, by facsimile or sent by a nationally recognized overnight courier service. Any notice or other communications or deliveries hereunder shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email to the email address set forth in this Section 6.3, (b) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number set forth in this Section 6.3 prior to 5:30 p.m. (Eastern time) on any Trading Day, (c) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 6.3 on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (d) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified or (e) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: Presurance Holdings, Inc.

3001 West Big Beaver Road

Troy, Michigan 48084

Telephone No.: (248) 559-0840

Attention: Chief Executive Officer

Email: broney@prehld.com

With a copy to (which shall not constitute notice):

Honigman LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-3506

Telephone: 269.337.7702

Attention: Donald J. Kunz, Esq.

Email: dkunz@honigman.com

If to Purchaser: Clarkston Companies, Inc.

Attention: Mr. Sam Gianino

Telephone: 1-248-755-2208

Email: sgf@clarkstonco.com

6.4
Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser, in the case of a waiver, by

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the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 6.4 shall be binding upon Purchaser and the Company.
6.5
Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
6.6
Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the written consent of Purchaser except to a successor in the event of a Fundamental Transaction. Purchaser may assign its rights hereunder in whole or in part to any Person to whom Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law (including in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities), provided that such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to Purchaser.
6.7
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
6.8
Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities and any confidentiality or nondisclosure obligations set forth in any agreement entered into between the Company and Purchaser prior to the date of this Agreement with respect to the transactions contemplated by the Transaction Documents shall survive according to the terms of such agreement(s).
6.9
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

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6.10
Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.11
Replacement of the Securities. If any certificate or instrument evidencing any of the outstanding Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any of the Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
6.12
Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.
6.13
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Michigan Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Michigan Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Michigan Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

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LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Signatures on the Following Page

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Presurance Holdings, Inc. By: /s/ Brian J. Roney Name: Brian J. Roney Title: Chief Executive Officer

Clarkston Companies, Inc. By: /s/ Jeffrey A. Hakala Name: Jeffrey A. Hakala Title: CEO

Signature Page to

Securities Purchase Agreement

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Exhibit A

Presurance Holdings, Inc.

Certificate of Designation of

Series C Preferred Stock

Exhibit A

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Exhibit B

PRESURANCE HOLDINGS, INC.
CEO CERTIFICATE

December [__], 2025

Reference is made to that certain Securities Purchase Agreement, dated as of December 23, 2025 (the “Purchase Agreement”), by and amongst Presurance Holdings, Inc., a Delaware corporation (the “Company”), and Clarkston Companies, Inc., a Michigan corporation. This CEO’s Certificate (this “Certificate”) is being delivered pursuant to Section 2.2(a)(iii) of the Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement.

I, Brian J. Roney, President and Chief Executive Officer of the Company, do hereby certify, solely in my capacity as President and Chief Executive Officer of the Company, that:

1. Each individual whose name, titles and signature appear below is a duly elected or appointed, qualified and acting representative of the Company holding the title set forth opposite his name below, and that the signature set forth opposite each individual’s name is the genuine signature of that individual; each such individual is authorized to sign on behalf of the Company as of the date of the execution of this Certificate and was so authorized on the date of execution of the Transaction Documents and related documents.

Name	Title	Signature
Harold J. Meloche	Chief Financial Officer	/s/ Harold J. Meloche
Brian J. Roney	Chief Executive Officer and President	/s/ Brian J. Roney

2. Attached hereto as Exhibit A is a true, correct, complete and current copy of the resolutions of the Board of Directors of the Company (the “Board”) or the Transaction Committee of the Board (the “Transaction Committee”), as applicable, approving the transactions contemplated by the Purchase Agreement and the other Transaction Documents and the issuance of the Securities (as defined in the Purchase Agreement), which resolutions were duly adopted by the Board or the Transaction Committee, as applicable, and none of such resolutions has been amended, modified or repealed in any respect, and all of such resolutions are in full force and effect on the date hereof.

3. Attached hereto as Exhibit B is a true, correct, complete and current copy of the Second Amended and Restated Articles of Incorporation of the Company, as amended to date, including the Certificates of Designation, and the same has not been subsequently amended.

4. Attached hereto as Exhibit C is a true, correct, complete and current copy of the Amended and Restated Bylaws of the Company and the same have not been subsequently amended.

Exhibit B

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In Witness Whereof, the undersigned has executed and delivered this Certificate for and on behalf of Presurance Holdings, Inc. as of the date first set forth above.

Presurance Holdings, Inc.

By: /s/ Brian J. Roney

Name: Brian J. Roney

Title: Chief Executive Officer

Exhibit B

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Exhibit C

ACCREDITED INVESTOR QUESTIONNAIRE

Exhibit C

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